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                                                                    Exhibit 99.1

                ALMAGOR & CO., CERTIFIED PUBLIC ACCOUNTANTS (ISRAEL)

                                  AUDITORS' REPORT
                               TO THE SHAREHOLDERS OF
                              DSP SEMICONDUCTORS LTD.

We have audited the accompanying balance sheets of DSP Semiconductors Ltd. (hereinafter - the Company) as of December 31, 1997 and 1996 and the related statements of profit and loss, changes in shareholders' equity and cash flows for each of the years then ended translated into U.S. dollars. These financial statements are the responsibility of the Company's Board of Directors and management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with generally accepted auditing standards, including those prescribed by the Israeli Auditor's Regulations (Auditor's Mode of Performance), 1973. Such auditing standards are substantially identical to generally accepted auditing standards in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance that the financial statements are free of material misstatement, whether its source be a mistake made in the financial statements or whether its source be a misleading item included in them. An audit includes examining on a test basis, evidence supporting the amounts and disclosure in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the Board of Directors and Management of the Company, as well as evaluating the overall financial statements presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audits the abovementioned financial statements present fairly in conformity with generally accepted accounting principles applied in Israel and in the United States (as applicable to these financial statements, such accounting principles are practically identical), in all material respects, the financial position of the Company as of December 31, 1997 and 1996 and the results of its operations, changes in shareholders equity, and cash flows for each of the years then ended.

Pursuant to Section 211 of the Companies Ordinance (New Version) - 1983, we state that we have obtained all the information and explanations we have required and our opinion on the above financial statements is given according to the best information and explanations received by us and as presented in the Company's books.

/s/ Almagor & Co.

Certified Public Accountants (Israel)

Tel-Aviv, Israel  January 22, 1998